Exhibit 99.1

CARDIOVASCULAR SYSTEMS REPORTS FISCAL 2013

SECOND-QUARTER FINANCIAL RESULTS

Conference Call Scheduled for Today, January 30, 2013, at 3:45 PM CT (4:45 PM ET)

•	Revenues of $25.3 million rose 28 percent over the fiscal 2012 second quarter, and 9 percent sequentially over the fiscal 2013 first quarter

•	Stealth 360°® revenues increased to 93 percent of total device revenues

•	Office-based lab revenues continued to grow at a double-digit consecutive quarter rate

•	ORBIT II coronary trial enrollment has been completed

•	PMA submission of module 3, which includes ORBIT II clinical data, is expected to occur around March 31, 2013

St. Paul, Minn., January 30, 2013 – Cardiovascular Systems, Inc. (CSI) (Nasdaq: CSII), a medical device company developing and commercializing innovative interventional treatment systems for vascular disease, today reported financial results for its fiscal second quarter ended December 31, 2012.

CSI’s second-quarter revenues rose to $25.3 million, a 28 percent gain from $19.7 million in the second quarter of fiscal 2012. Conversions to the company’s Stealth 360°® PAD System continued at a high rate, with Stealth 360° revenues growing to 93 percent of total device revenues. Revenues from office-based labs (OBLs) increased at a double-digit rate over the fiscal 2013 first quarter. Customer reorder revenues remained high at 97 percent of total revenue.

The fiscal 2013 second-quarter net loss was better than expected at $(5.8) million, or $(0.28) per common share, compared to $(4.1) million, or $(0.23) per common share, in the fiscal 2012 second quarter. Net loss includes expense of $(0.3) million, or $(0.01) per common share, from valuation changes of a conversion asset related to convertible debt, versus $(0.2) million, or $(0.01) per common share, in the prior-year period. Adjusted EBITDA was a loss of $(3.2) million, compared to a loss of $(2.2) million in fiscal 2012. Higher losses were primarily due to planned investments of approximately $4.7 million to advance the ORBIT II coronary clinical trial and prepare for a coronary market launch, as well as competitive enhancements to sales and marketing, and expansion of medical education programs.

The company’s second-quarter gross profit margin was 76 percent, similar to the prior-year quarter. The favorable effect of increased production volume was offset by the higher unit cost of the Stealth 360° compared to the predecessor Diamondback 360° device and by investments to ramp-up CSI’s manufacturing facility in Texas for additional future capacity.

David L. Martin, CSI president and chief executive officer, said, “We are very pleased with CSI’s strong fiscal second-quarter results. Our focused sales strategy and educational initiatives have continued to drive rapid adoption of our easy-to-use Stealth 360° with PAD physicians in both hospital and office-based lab settings. Our technology is scientifically proven as a safe and effective treatment for PAD, especially in disease complicated by calcium.”

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Cardiovascular Systems, Inc.

January 30, 2013

Martin continued, “Additionally, we moved closer to FDA submission for a coronary application, which has a market opportunity estimated to exceed $1.5 billion annually in the U.S. alone. Coronary arterial calcium is a vastly underestimated problem in medicine today. At the 2012 Transcatheter Cardiovascular Therapeutics conference, Dr. Philippe Genereux presented new data proving, with statistical significance, that coronary patients with moderate to severe calcium were more likely to die and have major adverse coronary events than patients with mild or no calcium. Completing ORBIT II enrollment was a significant milestone toward obtaining approval to treat this devastating disease in coronary patients.”

In the first six months of fiscal 2013, revenues increased to $48.6 million, up 27 percent from the fiscal 2012 six-month period. Gross margin was comparable to the prior-year period at 77 percent, while operating expenses rose 32 percent due to planned investments similar to those discussed for the second quarter, including approximately $8.5 million for the ORBIT II trial and coronary market preparation. Adjusted EBITDA loss increased by $(2.8) million to $(6.4) million, while the net loss totaled $(11.0) million, or $(0.53) per common share, compared to $(8.0) million, or $(0.45) per common share, in fiscal 2012.

ORBIT II Coronary Trial Enrollment Completed

During its fiscal second quarter, CSI completed enrollment in its ORBIT II clinical trial, enrolling 443 patients. ORBIT II is evaluating the safety and effectiveness of the company’s orbital atherectomy technology in treating severely calcified coronary arteries. It is estimated that moderate to severe arterial calcium is present in nearly 40 percent of those treated annually for coronary artery disease (CAD). ORBIT II is the first investigational device exemption (IDE) trial designed to study these difficult-to-treat patients.

CSI received IDE approval from the FDA for the ORBIT II study in April 2010, and 49 U.S. medical centers enrolled patients. The primary endpoints of ORBIT II are based on a patient follow-up 30-days post procedure. CSI and the FDA agreed to a modular pre-market approval (PMA) submission. To date, modules 1 (preclinical) and 2 (manufacturing/quality system) have been submitted to the agency and are currently under review. The company’s PMA will be final on submission of module 3 which includes ORBIT II clinical data and proposed labeling. CSI is targeting to submit the third module around March 31, 2013.

Fiscal 2013 Third-Quarter Outlook

Martin added, “We continue to make growth investments in the ORBIT II trial and coronary launch preparation, as well as in sales and marketing professionals, and education programs to further drive PAD adoption. Investing in these opportunities will help us realize the full potential of our technology, support ongoing attractive revenue growth and lead us to profitability over the long term.”

For the fiscal 2013 third quarter ending March 31, 2013, CSI anticipates:

•	Revenue growth of 20 percent to 25 percent over the third quarter of fiscal 2012, to a range of $25.5 million to $26.5 million;

•	Gross profit as a percentage of revenues similar to the second quarter of fiscal 2013;

•

Operating expenses 8 percent to 9 percent higher than the second quarter of fiscal 2013, including approximately $500,000 related to the medical device tax and approximately $4.5 million for the ORBIT II trial and preparation for a potential coronary market launch in the future;

•	Interest and other expense of approximately $(350,000), excluding the potential effect of debt conversions or valuation changes of the related conversion option asset; and

•

Net loss in the range of $(6.6) million to $(7.2) million, or loss per common share ranging from $(0.31) to $(0.34), assuming 21.2 million average shares outstanding, and excluding the potential effect of debt conversions or valuation changes of the related conversion option asset.

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Cardiovascular Systems, Inc.

January 30, 2013

Conference Call Today at 3:45 p.m. CT (4:45 p.m.ET)

Cardiovascular Systems, Inc. will host a live conference call and webcast of its fiscal second-quarter results today, January 30, 2013, at 3:45 p.m. CT (4:45 p.m. ET). To access the call, dial (888) 680-0860 and enter access number 21740396. Please dial in at least 10 minutes prior to the call and wait for assistance, or dial “0” for the operator. To listen to the live webcast, go to the investor information section of the company’s website, www.csi360.com, and click on the webcast icon. A webcast replay will be available beginning at 7 p.m. CT the same day.

For an audio replay of the conference call, dial (888) 286-8010 and enter access number 63349889. The audio replay will be available beginning at 5:45 p.m. CT on Wednesday, January 30, 2013, through 11 p.m. CT on Wednesday, February 6, 2013.

Use of Non-GAAP Financial Measures

To supplement CSI’s consolidated condensed financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), CSI uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI’s financial results prepared in accordance with GAAP.

About Peripheral Arterial Disease

As many as 12 million Americans, most over age 65, suffer from PAD, which is caused by the accumulation of plaque in peripheral arteries (commonly the pelvis or leg) reducing blood flow. Symptoms include leg pain when walking or at rest. Left untreated, PAD can lead to severe pain, immobility, non-healing wounds and eventually limb amputation. With risk factors such as diabetes and obesity on the rise, the prevalence of PAD is growing at double-digit rates.

Millions of patients with PAD may benefit from treatment with orbital atherectomy utilizing the Stealth 360° and Diamondback 360°, minimally invasive catheter systems developed and manufactured by CSI. These systems use a diamond-coated crown, attached to an orbiting shaft, which sands away plaque while preserving healthy vessel tissue — a critical factor in preventing reoccurrences. Balloon angioplasty and stents have significant shortcomings in treating hard, calcified lesions. Stents are prone to fractures and high recurrence rates, and treatment of hard, calcified lesions often leads to vessel damage and suboptimal results.

About Cardiovascular Systems, Inc.

Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s Orbital Atherectomy Systems treat calcified and fibrotic plaque in arterial vessels throughout the leg in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. The U.S. FDA granted 510(k) clearance for the use of the Diamondback Orbital Atherectomy System in August 2007. To date, over 100,000 of CSI’s devices have been sold to leading institutions across the United States. CSI has also commenced its ORBIT II Investigational Device Exemption clinical trial to evaluate the safety and effectiveness of its orbital technology in treating coronary arteries. The coronary system is limited by federal law to investigational use and is currently not commercially available in the United States.

For more information, visit the company’s website at www.csi360.com.

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Cardiovascular Systems, Inc.

January 30, 2013

Safe Harbor

Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) CSI’s potential coronary application; (ii) CSI’s clinical trials; (iii) the anticipated timing of Module 3 of the company’s coronary PMA submission; (iv) the $1.5 billion estimate of the market for a coronary application; (v) the potential growth and profitability driven by CSI’s anticipated investments; and (vi) anticipated revenue, gross profit, operating expenses, interest and other expense, and net loss, are forward-looking statements.

These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth; the reluctance of physicians to accept new products; the effectiveness of the Stealth 360°; actual clinical trial results; the impact of competitive products and pricing; the difficulty to successfully manage operating costs; fluctuations in quarterly results; FDA clearances and approvals; approval of products for reimbursement and the level of reimbursement; general economic conditions and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Product Disclosure

The Stealth 360°® PAD System, Diamondback 360® PAD System and Predator 360® PAD System are percutaneous orbital atherectomy systems indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae. The systems are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present. Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm.

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Cardiovascular Systems, Inc.

January 30, 2013

Cardiovascular Systems, Inc.

Consolidated Statements of Operations

(Dollars in Thousands, except per share and share amounts)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Revenues	$25,309	$19,718	$48,602	$38,378
Cost of goods sold	5,958	4,560	11,212	8,906

Gross profit	19,351	15,158	37,390	29,472

Selling, general and administrative	20,418	15,733	40,441	31,083
Research and development	4,055	3,084	7,277	5,148

Total expenses	24,473	18,817	47,718	36,231

Loss from operations	(5,122)	(3,659)	(10,328)	(6,759)
Interest and other (expense) income	(645)	(476)	(649)	(1,235)

Net loss	$(5,767)	$(4,135)	$(10,977)	$(7,994)

Net loss per common share:
Basic and diluted	$(0.28)	$(0.23)	$(0.53)	$(0.45)

Weighted average common shares used in computation:
Basic and diluted	20,699,222	17,781,326	20,548,113	17,634,134

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Cardiovascular Systems, Inc.

January 30, 2013

Cardiovascular Systems, Inc.

Consolidated Balance Sheets

(Dollars in Thousands)

(unaudited)

	December 31,	June 30,
	2012	2012
ASSETS
Current assets
Cash and cash equivalents	$29,223	$35,529
Accounts receivable, net	13,020	13,644
Inventories	7,161	7,061
Prepaid expenses and other current assets	1,124	1,536

Total current assets	50,528	57,770

Property and equipment, net	2,342	2,163
Patents, net	2,938	2,635
Other assets	839	556

Total assets	$56,647	$63,124

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$4,678	$4,678
Accounts payable	5,012	5,610
Deferred grant incentive	302	302
Accrued expenses	6,946	7,262

Total current liabilities	16,938	17,852

Long-term liabilities
Long-term debt, net of current maturities	10,400	12,842
Other liabilities	151	241

Total long-term liabilities	10,551	13,083

Total liabilities	27,489	30,935

Commitments and contingencies
Total stockholders’ equity	29,158	32,189

Total liabilities and stockholders’ equity	$56,647	$63,124

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Cardiovascular Systems, Inc.

January 30, 2013

Cardiovascular Systems, Inc.

Supplemental Sales Information

(Dollars in Thousands)

(unaudited)

	Three months ended December 31,		Six months ended December 31,
	2012	2011	2012	2011
Device revenue	$22,252	$17,494	$42,728	$34,042
Other product revenue	3,057	2,224	5,874	4,336
Total revenue	$25,309	$19,718	$48,602	$38,378

Device units sold	7,088	5,509	13,496	10,795

New customers	48	41	82	82

Reorder revenue %	97%	95%	97%	95%

Non-GAAP Financial Measures

To supplement CSI’s consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as “Adjusted EBITDA” in this release.

Reconciliations of Adjusted EBITDA to the most comparable U.S. GAAP measure for the respective periods can be found in the table below. In addition, an explanation of the manner in which CSI’s management uses Adjusted EBITDA to conduct and evaluate its business, the economic substance behind management’s decision to use Adjusted EBITDA, the substantive reasons why management believes that Adjusted EBITDA provides useful information to investors, the material limitations associated with the use of Adjusted EBITDA and the manner in which management compensates for those limitations is included following the reconciliation table below.

Cardiovascular Systems, Inc.

Adjusted EBITDA

(Dollars in Thousands)

(unaudited)

	Actual
	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Loss from operations	$(5,122)	$(3,659)	$(10,328)	$(6,759)
Add: Stock-based compensation	1,685	1,263	3,440	2,719
Add: Depreciation and amortization	226	227	447	448

Adjusted EBITDA	$(3,211)	$(2,169)	$(6,441)	$(3,592)

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Cardiovascular Systems, Inc.

January 30, 2013

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors

CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and non-cash charges such as stock based compensation. CSI’s management uses Adjusted EBITDA to analyze the underlying trends in CSI’s business, assess the performance of CSI’s core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI’s performance period over period and in relation to its competitors’ operating results. Additionally, CSI’s management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI’s management for its financial and operational decision-making and allows investors to see CSI’s results “through the eyes” of management. CSI also believes that providing this information better enables CSI’s investors to understand CSI’s operating performance and evaluate the methodology used by CSI’s management to evaluate and measure such performance.

The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:

— Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI’s management also believes that excluding this item from CSI’s non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI’s operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI’s financial statements.

— Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI’s management to assess the core profitability of CSI’s business operations. CSI’s management also believes that excluding these items from CSI’s non-GAAP results is useful to investors to understand CSI’s operational performance, liquidity and its ability to make additional investments in the company.

Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI’s financial results prepared in accordance with GAAP. Some of the limitations associated with CSI’s use of these non-GAAP financial measures are:

— Items such as stock-based compensation do not directly affect CSI’s cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI’s “Adjusted EBITDA” and therefore these non-GAAP measures do not reflect the full economic effect of these items.

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Cardiovascular Systems, Inc.

January 30, 2013

— Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.

— CSI’s management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses.

CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure CSI uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.

Contacts:

Cardiovascular Systems, Inc. Investor Relations (651) 259-2800 investorrelations@csi360.com	Padilla Speer Beardsley Inc. Marian Briggs (612) 455-1742 mbriggs@padillaspeer.com Matt Sullivan (612) 455-1709 msullivan@padillaspeer.com

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